EXHIBIT 99.1

ADP Reports Third Quarter Fiscal 2012 Results; Updates Fiscal 2012 Guidance

Revenues Rise 7%, 6% Organic; EPS up 8%

ROSELAND, N.J., May 1, 2012 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported revenue growth of 7%, 6% organic, to $2.9 billion for the third fiscal quarter ended March 31, 2012, Carlos A. Rodriguez, president and chief executive officer, announced today. Pretax earnings and net earnings increased 5% and 7%, respectively.  Diluted earnings per share of $0.92 increased 8% from $0.85 a year ago on fewer shares outstanding. ADP acquired 8.9 million shares of its stock for treasury at a cost of about $445 million fiscal year-to-date. Cash and marketable securities were $1.8 billion at March 31, 2012.

Third Quarter Discussion

Commenting on the results, Mr. Rodriguez said, "I am pleased with ADP's third quarter results. New business sales growth was solid for Employer Services and PEO Services. Third quarter new business sales for Dealer Services were also solid.  I am also pleased that each business segment posted year-over-year pretax margin improvement for the third quarter. However, it is important to note that ADP's total pretax margin comparisons continued to be negatively impacted by the decline in high-margin client interest revenues resulting from lower interest rates.  In addition, subsequent to the end of the quarter, we closed a strategic acquisition in Employer Services that is expected to contribute to ADP's future growth.

Employer Services

"Employer Services' revenues grew 7% for the third quarter, 6% organically, compared to last year's third quarter. The number of employees on our clients' payrolls in the United States increased 3.3% for the quarter as measured on a same-store-sales basis for our clients on our AutoPay platform. Worldwide client retention improved 0.1 percentage points compared with a year ago during the critical calendar year-end retention period. Employer Services' pretax margin improved slightly for the quarter, and included a drag from acquisitions of 90 basis points.

"Combined Employer Services and PEO Services worldwide new business sales increased 12% for the quarter.  New business sales represent annualized recurring revenues anticipated from new orders.

PEO Services

"PEO Services' revenues increased 15% for the third quarter, all organic, compared to last year's third quarter.  PEO Services' pretax margin improved 50 basis points for the quarter. Average worksite employees paid by PEO Services increased 11% for the quarter to approximately 260,000.

Dealer Services

"Dealer Services' revenues grew 7% for the third quarter, 6% organic, compared to last year's third quarter. Dealer Services' pretax margin improved 120 basis points for the quarter.

Interest on Funds Held for Clients

"The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

 "For the third quarter, interest on funds held for clients declined $15.3 million, or 10%, from $148.6 million a year ago to $133.3 million, due to a decline of 40 basis points in the average interest yield to 2.5%, partially offset by an increase of 5% in average client funds balances from $20.6 billion to $21.7 billion.

Fiscal 2012 Forecast

"We have updated our fiscal 2012 forecast to include the acquisition closed since our last update. Our forecasts exclude the gain realized in the second fiscal quarter on the sale of assets, and continue to reflect the related lost revenue and earnings streams for the remainder of the year:

  Total revenues – we continue to anticipate 7% to 9% growth
  We continue to anticipate that the impact from foreign exchange rates will be unfavorable during the fourth fiscal quarter and will be about neutral for the full year
  Diluted earnings per share – we continue to anticipate an increase of 8% to 9% from $2.52 earnings per share in fiscal 2011
  Our updated forecast continues to reflect $0.02 lost earnings per share for the remainder of the year from the time of the sale of assets in the second fiscal quarter
  Employer Services – we continue to anticipate revenue growth of about 7%; we anticipate pretax margin to be flat with last year compared to our prior forecast of up to 30 basis points expansion; the updated pretax margin forecast includes the impact of the acquisition closed since our last update
  Pays per control – up 2.5% to 3.0% for the year compared with our prior estimate of up about 2.5%
  PEO Services – we continue to anticipate revenue growth of about 17% with slight improvement in pretax margin

  Employer Services and PEO Services new business sales – we continue to anticipate about 12% growth compared to $1.1 billion sold in fiscal 2011

  Dealer Services – we continue to anticipate revenue growth of 9% to 10%, with about 3 percentage points of revenue growth expected from current year acquisitions and the full-year effect of last year's acquisitions; we continue to anticipate pretax margin expansion of at least 50 basis points.

"Interest on funds held for clients is expected to decline $45 to $50 million, or 8% to 9%, from $540.1 million in fiscal 2011, and is based on 6% to 7% anticipated growth in average client funds balances.  This is narrowed from our previously forecasted decline of $45 to $55 million, or 8% to 10%, which was also based on 6% to 7% growth in average client funds balances. Our forecast continues to anticipate a decline of 40 to 50 basis points in the expected average interest yield to 2.7% to 2.8%. The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of April 27, 2012. The Fed Funds futures contracts do not anticipate any changes during the fiscal year in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 27, 2012 were used to forecast new purchase rates for the client extended and client long portfolios, respectively.

"ADP's business model is strong, key business metrics are positive, and our sales execution is solid. We are focused on product innovation along with enhancing our distribution and service capabilities, which I believe are the right things to grow the business long-term," Mr. Rodriguez concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2010, 2011, and 2012 have been updated for the third quarter of fiscal 2012 and posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.ADP.com under Reportable Segments Financial Data.

An analyst conference call will be held today, Tuesday, May 1 at 8:30 a.m. EDT.   A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.ADP.com, or ADP's Investor Relations home page, http://www.investquest.com/iq/a/adp/index.htm, and click on the webcast icon.  Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system 10 minutes prior to the webcast. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with about $10 billion in revenues and approximately 570,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging over 60 years of experience, ADP offers a wide range of human resource, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2012	2011
Assets
Cash and cash equivalents/Short-term
marketable securities	$ 1,693.1	$ 1,425.7
Other current assets	2,023.5	2,022.2
Total current assets before funds held for clients	3,716.6	3,447.9

Funds held for clients	29,836.9	25,135.6
Total current assets	33,553.5	28,583.5

Long-term marketable securities	96.8	98.0
Property, plant and equipment, net	710.2	716.2
Other non-current assets	5,015.6	4,840.6
Total assets	$ 39,376.1	$ 34,238.3

Liabilities and Stockholders' Equity
Other current liabilities	2,216.9	2,195.7
Client funds obligations	29,207.0	24,591.1
Total current liabilities	31,423.9	26,786.8

Long-term debt	17.3	34.2
Other non-current liabilities	1,478.3	1,406.9
Total liabilities	32,919.5	28,227.9

Total stockholders' equity	6,456.6	6,010.4
Total liabilities and stockholders' equity	$ 39,376.1	$ 34,238.3

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Revenues:
Revenues, other than interest on funds
held for clients and PEO revenues	$ 2,279.0	$ 2,143.5	$ 6,335.8	$ 5,828.2
Interest on funds held for clients	133.3	148.6	373.0	404.4
PEO revenues (A)	510.8	445.2	1,319.8	1,139.8
Total revenues	2,923.1	2,737.3	8,028.6	7,372.4

Expenses:
Costs of revenues:
Operating expenses	1,413.9	1,300.3	4,014.3	3,590.5
Systems development & programming costs	145.4	155.8	444.2	432.9
Depreciation & amortization	65.4	64.5	192.3	189.4
Total costs of revenues	1,624.7	1,520.6	4,650.8	4,212.8

Selling, general & administrative expenses	622.1	577.3	1,788.8	1,663.0
Interest expense	1.2	1.4	5.4	6.9
Total expenses	2,248.0	2,099.3	6,445.0	5,882.7

Other income, net (B)	(10.5)	(15.0)	(141.0)	(84.3)

Earnings before income taxes	685.6	653.0	1,724.6	1,574.0

Provision for income taxes	233.2	229.2	594.5	561.6

Net earnings	$ 452.4	$ 423.8	$ 1,130.1	$ 1,012.4

Basic earnings per share	$ 0.93	$ 0.85	$ 2.32	$ 2.05

Diluted earnings per share	$ 0.92	$ 0.85	$ 2.29	$ 2.03

Dividends declared per common share	$ 0.3950	$ 0.3600	$ 1.1500	$ 1.0600

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $4,586.0 and $4,177.9 for the three months ended March 31, 2012 and 2011, respectively, and $13,331.7 and $11,760.6 for the nine months ended March 31, 2012 and 2011, respectively
(B) The nine months ended March 31, 2012 includes a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011	Change	% Change
Revenues (A)
Employer Services	$ 2,108.6	$ 1,973.5	$ 135.1	7%
PEO Services	513.7	447.8	65.9	15%
Dealer Services	431.9	402.0	29.9	7%
Other	(131.1)	(86.0)	(45.1)	(52)%
	$ 2,923.1	$ 2,737.3	$ 185.8	7%
Pre-tax earnings (A)
Employer Services	$ 699.4	$ 653.7	$ 45.7	7%
PEO Services	45.9	37.8	8.1	21%
Dealer Services	77.7	67.4	10.3	15%
Other (B)	(137.4)	(105.9)	(31.5)	(30)%
	$ 685.6	$ 653.0	$ 32.6	5%
Pre-tax margin (A)
Employer Services	33.2%	33.1%	0.0%
PEO Services	8.9%	8.4%	0.5%
Dealer Services	18.0%	16.8%	1.2%
Other	n/m	n/m	n/m
	23.5%	23.9%	(0.4)%

	Nine Months Ended
	March 31,
	2012	2011	Change	% Change
Revenues (A)
Employer Services	$ 5,686.1	$ 5,280.0	$ 406.1	8%
PEO Services	1,328.1	1,147.3	180.8	16%
Dealer Services	1,252.3	1,134.2	118.1	10%
Other	(237.9)	(189.1)	(48.8)	(26)%
	$ 8,028.6	$ 7,372.4	$ 656.2	9%
Pre-tax earnings (A)
Employer Services	$ 1,556.4	$ 1,474.1	$ 82.3	6%
PEO Services	124.8	101.8	23.0	23%
Dealer Services	211.3	174.6	36.6	21%
Other (B)	(167.9)	(176.5)	8.6	5%
	$ 1,724.6	$ 1,574.0	$ 150.6	10%
Pre-tax margin (A)
Employer Services	27.4%	27.9%	(0.5)%
PEO Services	9.4%	8.9%	0.5%
Dealer Services	16.9%	15.4%	1.5%
Other	n/m	n/m	n/m
	21.5%	21.4%	0.1%

(A) Prior year's segment results were adjusted to reflect fiscal year 2012 budgeted foreign exchange rates.

(B) The nine months ended March 31, 2012 includes a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.
n/m - not meaningful

	Three Months Ended
	March 31,		Change in other
	2012	2011	income, net
Components of other income, net:
Interest income on corporate funds	$ (8.5)	$ (10.0)	$ (1.5)
Realized gains on available-for-sale securities	(4.0)	(5.4)	(1.4)
Realized losses on available-for-sale securities	0.4	1.0	0.6
Impairment losses on available-for-sale securities	--	--	--
Impairment losses on assets held for sale	2.2	--	(2.2)
Other, net	(0.6)	(0.6)	--
Total other income, net	$ (10.5)	$ (15.0)	$ (4.5)

	Nine Months Ended
	March 31,		Change in other
	2012	2011	income, net
Components of other income, net:
Interest income on corporate funds	$ (65.3)	$ (68.8)	$ (3.5)
Realized gains on available-for-sale securities	(23.2)	(23.0)	0.2
Realized losses on available-for-sale securities	7.4	3.3	(4.1)
Impairment losses on available-for-sale securities	5.8	--	(5.8)
Realized gain on investment in Reserve Fund	--	(0.9)	(0.9)
Impairment losses on assets held for sale	2.2	8.6	6.4
Gain on sale of assets	(66.0)	--	66.0
Gains on sales of Buildings	--	(1.8)	(1.8)
Other, net	(1.9)	(1.7)	0.2
Total other income, net	$ (141.0)	$ (84.3)	$ 56.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011	Change	% Change
Earnings per share information:
Net earnings	$ 452.4	$ 423.8	$ 28.6	7%
Basic weighted average shares outstanding	488.5	496.2	(7.7)	(2)%
Basic earnings per share	$ 0.93	$ 0.85	$ 0.08	9%

Net earnings	$ 452.4	$ 423.8	$ 28.6	7%
Diluted weighted average shares outstanding	493.2	501.3	(8.1)	2%
Diluted earnings per share	$ 0.92	$ 0.85	$ 0.07	8%

	Nine Months Ended
	March 31,
	2012	2011	Change	% Change
Earnings per share information:
Net earnings	$ 1,130.1	$ 1,012.4	$ 117.7	12%
Basic weighted average shares outstanding	487.7	493.2	(5.5)	(1)%
Basic earnings per share	$ 2.32	$ 2.05	$ 0.27	13%

Net earnings	$ 1,130.1	$ 1,012.4	$ 117.7	12%
Diluted weighted average shares outstanding	492.7	497.5	(4.8)	(1)%
Diluted earnings per share	$ 2.29	$ 2.03	$ 0.26	13%

	Three Months Ended
	March 31,
	2012	2011
Key Statistics:
Internal revenue growth:
Employer Services	6%	7%
PEO Services	15%	18%
Dealer Services	6%	3%

Employer Services:
Change in pays per control - AutoPay product	3.3%	2.7%
Change in client revenue retention percentage - worldwide	0.1 pts	1.9 pts
Employer Services/PEO new business sales growth - worldwide	12%	13%

PEO Services:
Paid PEO worksite employees at end of period	256,000	234,000
Average paid PEO worksite employees during the period	260,000	233,000

	Nine Months Ended
	March 31,
	2012	2011
Key Statistics:
Internal revenue growth:
Employer Services	6%	5%
PEO Services	16%	16%
Dealer Services	6%	3%

Employer Services:
Change in pays per control - AutoPay product	2.9%	2.3%
Change in client revenue retention percentage - worldwide	(0.1) pts	1.4 pts
Employer Services/PEO new business sales growth - worldwide	11%	10%

PEO Services:
Paid PEO worksite employees at end of period	256,000	234,000
Average paid PEO worksite employees during the period	251,000	223,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.6	$ 1.4	$ 0.2	12%
Corporate extended	0.7	0.7	(0.1)	(11)%
Total corporate	2.3	2.2	0.1	4%
Funds held for clients	21.7	20.6	1.1	5%
Total	$ 24.0	$ 22.8	$ 1.2	5%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	1.0%	1.1%
Corporate extended	2.6%	3.2%
Total corporate	1.5%	1.8%
Funds held for clients	2.5%	2.9%
Total	2.4%	2.8%

Net unrealized gain position at end of period	$ 660.0	$ 466.5

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 0.5	$ 0.6
U.S. & Canadian reverse repurchase agreement borrowings	0.1	0.2
	$ 0.7	$ 0.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	1.0%	0.8%

Interest on funds held for clients	$ 133.3	$ 148.6	$ (15.3)	(10)%
Corporate extended interest income (C)	4.3	6.0	(1.7)	(28)%
Corporate interest expense-short-term financing (C)	(0.5)	(0.7)	0.2	27%
	$ 137.2	$ 154.0	$ (16.9)	(11)%

	Nine Months Ended
	March 31,
	2012	2011	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.4	$ 1.3	$ 0.1	6%
Corporate extended	2.6	2.2	0.4	20%
Total corporate	4.0	3.5	0.5	15%
Funds held for clients	17.5	16.3	1.1	7%
Total	$ 21.5	$ 19.8	$ 1.7	8%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	1.0%	1.0%
Corporate extended	2.7%	3.6%
Total corporate	2.2%	2.6%
Funds held for clients	2.8%	3.3%
Total	2.7%	3.2%

Net unrealized gain position at end of period	$ 660.0	$ 466.5

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.3	$ 1.7
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.4
	$ 2.6	$ 2.2

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.6%	0.5%

Interest on funds held for clients	$ 373.0	$ 404.4	$ (31.4)	(8)%
Corporate extended interest income (C)	53.4	57.9	(4.5)	(8)%
Corporate interest expense-short-term financing (C)	(3.3)	(4.8)	1.5	31%
	$ 423.1	$ 457.6	$ (34.5)	(8)%

(C) While "Corporate extended interest income" and "Corporate interest expense -short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Corporate extended interest income	$ 4.3	$ 6.0
All other interest income	4.2	4.0
Total interest income on corporate funds	$ 8.5	$ 10.0

Corporate interest expense - short-term financing	$ 0.5	$ 0.7
All other interest expense	0.7	0.7
Total interest expense	$ 1.2	$ 1.4

	Nine Months Ended
	March 31,
	2012	2011

Corporate extended interest income	$ 53.4	$ 57.9
All other interest income	11.9	10.9
Total interest income on corporate funds	$ 65.3	$ 68.8

Corporate interest expense - short-term financing	$ 3.3	$ 4.8
All other interest expense	2.1	2.1
Total interest expense	$ 5.4	$ 6.9

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the nine months ended March 31, 2012 to adjusted results that exclude the sale of assets related to rights and obligations to resell a third-party expense management platform. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings and adjusted diluted EPS are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, earnings and diluted EPS and they may not be comparable to similarly titled measures employed by other companies.

Nine Months Ended March 31, 2012
	Earnings before income taxes	Provision for income taxes	Net earnings	Diluted EPS

As Reported	$ 1,724.6	$ 594.5	$ 1,130.1	$ 2.29

Less Adjustments:
Gain on sale of assets (Q2)	66.0	24.8	41.2	0.08

As Adjusted	$ 1,658.6	$ 569.7	$ 1,088.9	$ 2.21

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 should be considered in evaluating any forward-looking statements contained herein.

CONTACT: Automatic Data Processing, Inc.
          ADP Investor Relations
          Elena Charles, 973.974.4077
          Debbie Morris, 973.974.7821